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                                                                   EXHIBIT 99.4

                           EL PASO ENERGY CORPORATION

                               OFFER TO EXCHANGE
                                      its
                      65/8% Series B Senior Notes due 2001
                             for any and all of its
                      65/8% Series A Senior Notes due 2001

To Brokers, Dealers, Commercial
Banks, Trust Companies and
Other Nominees:

           We are enclosing herewith an offer by El Paso Energy Corporation (the "Company"), to exchange its 65/8% Series B Senior Notes due 2001 (the "Exchange Notes") for any and all of its outstanding 65/8% Series A Senior Notes due 2001 (the "Old Notes"), upon the terms and subject to the conditions set forth in the accompanying Prospectus dated __________________________, 1999 (the "Prospectus") and related Letter of Transmittal (which together with the Prospectus constitutes the "Exchange Offer").

           The Exchange Offer provides a procedure for holders to tender the Old Notes by means of guaranteed delivery.

           The Exchange Offer will expire at 5:00 p.m., New York City time, on __________________, 1999, unless extended (the "Expiration Date"). Tendered Old Notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the Expiration Date.

           Based on an interpretation by the staff of the Securities and Exchange Commission, Exchange Notes issued pursuant to the Exchange Offer in exchange for Old Notes may be offered for resale, resold and otherwise transferred by holders thereof (other than any such holder which is an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act or a "broker" or "dealer" registered under the Securities Exchange Act of 1934, as amended) without compliance with the registration and prospectus delivery provisions of the Securities Act provided that such Exchange Notes are acquired in the ordinary course of such holders' business and such holders have no arrangement with any person to participate in the distribution of such Exchange Notes. See the discussion in the Prospectus under "The Exchange Offer -- Purpose and Effect of the Exchange Offer."

           The Exchange Offer is not conditioned on any minimum principal amount of Old Notes being tendered.

           Notwithstanding any other term of the Exchange Offer, the Company will not be required to accept for exchange, or exchange Exchange Notes for, any Old Notes not theretofore accepted for exchange, and may terminate or amend the Exchange Offer as provided herein before the acceptance of such Old Notes, if any of the conditions described in the Prospectus under "The Exchange Offer -- Conditions of the Exchange Offer" exist.

           The Company reserves the right not to accept tendered Old Notes from any tendering holder if the Company determines, in its sole and absolute discretion, that such acceptance could result in a violation of applicable securities laws.

           For your information and for forwarding to your clients for whom you hold Old Notes registered in your name or in the name of your nominee, we are enclosing the following documents:

           1.        A Prospectus dated ________________________, 1999.

           2. A Letter of Transmittal for your use and for the information of your clients.


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           3. A printed form of letter which may be sent to your clients for whose accounts you hold Old Notes registered in your name or in the name of your nominee, with space provided for obtaining such clients' instructions with regard to the Exchange Offer.

           4. Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 of the Internal Revenue Service (included in Letter of Transmittal).

                          WE URGE YOU TO CONTACT YOUR
                        CLIENTS AS PROMPTLY AS POSSIBLE.

           Any inquiries you may have with respect to the Exchange Offer may be addressed to, and additional copies of the enclosed materials may be obtained from, the Exchange Agent at the following telephone number: (212) 638- 0828, attention Carlos Esteves.

                                               Very truly yours,

                                               EL PASO ENERGY CORPORATION



NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU AS THE AGENT OF THE COMPANY, THE EXCHANGE AGENT OR ANY OTHER PERSON OR AUTHORIZE YOU OR ANY OTHER PERSON TO USE ANY DOCUMENT OR MAKE ANY STATEMENT ON BEHALF OF ANY OF THEM IN CONNECTION WITH THE EXCHANGE OFFER OTHER THAN THE DOCUMENTS ENCLOSED HEREWITH AND THE STATEMENTS CONTAINED THEREIN.

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